Exhibit 99.2





                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549




                            ------------------------

           Financial statements and schedules furnished in lieu of the


                                   FORM 11-K


                                  Annual Report


                       Pursuant to Rule 15d-21 under the
                        Securities Exchange Act of 1934

                            ------------------------


For the fiscal year ended December 31, 1996


     A. Full title of the Plan and the address of the Plan, if different from that of the issuer named below:


                        WISCONSIN ELECTRIC POWER COMPANY
                        REPRESENTED EMPLOYEE SAVINGS PLAN


     B. Name of issuer of the securities held pursuant to the Plan and the address of its principal executive office:



                          WISCONSIN ENERGY CORPORATION
                            231 West Michigan Street
                                  P.O. Box 2949
                           Milwaukee, Wisconsin  53201












                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Administrator has duly caused this annual report to be signed by the undersigned thereunto duly authorized.



                                            WISCONSIN ELECTRIC POWER COMPANY
                                            REPRESENTED EMPLOYEE SAVINGS PLAN
                                            ---------------------------------
                                                      Name of Plan






           June 27, 1997                    By   /s/ Thomas H. Fehring
                                            ---------------------------------
                                              Thomas H. Fehring, Savings Plan
                                                Policy Committee Member










































                        REPORT OF INDEPENDENT ACCOUNTANTS
                        ---------------------------------


To the Participants and
 Plan Administrator of the
 Wisconsin Electric Power Company
 Represented Employee Savings Plan


In our opinion, the accompanying statements of net assets available for benefits with fund information and the related statements of changes in net assets available for benefits with fund information present fairly, in all material respects, the net assets available for benefits of the Wisconsin Electric Power Company Represented Employee Savings Plan (the "Plan") at December 31, 1996 and 1995, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's administrator; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the plan administrator, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in
Schedule I and Schedule II is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



June 23, 1997







                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                   REPRESENTED EMPLOYEE SAVINGS PLAN
                                  STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                                                                   December 31, 1996
                                                                     (Page 1 of 2)
                                     --------------------------------------------------------------------------------
                                                                   Participant-Directed
                                     --------------------------------------------------------------------------------
                                                                                              Fidelity
                                                        WEC         Fidelity     Fidelity    U.S. Equity
                                     Blended Rate      Common        Equity       Growth       Index       Fidelity
                                        Income         Stock         Income       Company    Commingled    Balanced
                                         Fund           Fund          Fund         Fund         Pool         Fund
                                     ------------   -----------   -----------  -----------  ------------   ----------
Assets
Investments, at fair value (Note 2)
  Mutual and pooled funds             $         0   $65,335,953   $18,136,684  $15,936,890  $ 9,536,864    $2,656,467
  Participant notes receivable                  0             0             0            0            0             0
                                      -----------   -----------   -----------  -----------  -----------    ----------
                                                0    65,335,953    18,136,684   15,936,890    9,536,864     2,656,467
                                      -----------   -----------   -----------  -----------  -----------    ----------

Investments, at contract value
  (Note 2)                             25,564,914             0             0            0            0             0
                                      -----------   -----------   -----------  -----------  -----------    ----------
   Total Investments                   25,564,914    65,335,953    18,136,684   15,936,890    9,536,864     2,656,467
                                      -----------   -----------   -----------  -----------  -----------    ----------
Cash                                    1,039,465             0             0            0            0             0
                                      -----------   -----------   -----------  -----------  -----------    ----------
      Net assets available
        for benefits                  $26,604,379   $65,335,953   $18,136,684  $15,936,890  $ 9,536,864    $2,656,467
                                      ===========   ===========   ===========  ===========  ===========    ==========






                               The accompanying notes are an integral part of the financial statements.







































                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                   REPRESENTED EMPLOYEE SAVINGS PLAN
                                  STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                                               (Continued)

                                                                    December 31, 1996
                                                                      (Page 2 of 2)
                                     --------------------------------------------------------------------------------
                                                                   Participant-Directed
                                     --------------------------------------------------------------------------------
                                       Fidelity
                                      Retirement
                                      Government    Fidelity                    Fidelity
                                        Money       U.S. Bond      Fidelity    Low-Priced
                                        Market       Index         Overseas      Stock          Loan
                                       Portfolio    Portfolio        Fund         Fund          Fund         Total
                                      -----------  ----------     ----------   -----------   -----------  -----------
Assets
Investments, at fair value (Note 2)
  Mutual and pooled funds             $ 1,516,878   $ 1,080,282   $ 4,559,336  $   416,072  $         0   $119,175,426
  Participant notes receivable                  0             0             0            0    3,748,310      3,748,310
                                      -----------   -----------   -----------  -----------  -----------   ------------
                                        1,516,878     1,080,282     4,559,336      416,072    3,748,310    122,923,736
                                      -----------   -----------   -----------  -----------  -----------   ------------

Investments, at contract value
  (Note 2)                                      0             0             0            0            0     25,564,914
                                      -----------   -----------   -----------  -----------  -----------   ------------
   Total Investments                    1,516,878     1,080,282     4,559,336      416,072    3,748,310    148,488,650
                                      -----------   -----------   -----------  -----------  -----------   ------------
Cash                                            0             0             0            0            0      1,039,465
                                      -----------   -----------   -----------  -----------  -----------   ------------
      Net assets available
        for benefits                  $ 1,516,878   $ 1,080,282   $ 4,559,336  $   416,072  $ 3,748,310   $149,528,115
                                      ===========   ===========   ===========  ===========  ===========   ============






                           The accompanying notes are an integral part of the financial statements.






































                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                   REPRESENTED EMPLOYEE SAVINGS PLAN
                                  STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                                                                    December 31, 1995
                                                                      (Page 1 of 2)
                                         --------------------------------------------------------------------------------
                                                                   Participant-Directed
                                         --------------------------------------------------------------------------------
                                                                                                  Fidelity
                                                            WEC         Fidelity     Fidelity    U.S. Equity
                                         Blended Rate      Common        Equity       Growth       Index       Fidelity
                                            Income         Stock         Income       Company    Commingled    Balanced
                                             Fund           Fund          Fund         Fund         Pool         Fund
                                         ------------   -----------   -----------  -----------  ------------   ----------
Assets
Investments, at fair value (Note 2)
  Mutual and pooled funds                 $         0   $70,419,143   $12,894,154  $10,687,987  $ 6,386,870    $2,330,862
  Participant notes receivable                      0             0             0            0            0             0
                                          -----------   -----------   -----------  -----------  -----------    ----------
                                                    0    70,419,143    12,894,154   10,687,987    6,386,870     2,330,862
                                          -----------   -----------   -----------  -----------  -----------    ----------
Investments, at contract value
  (Note 2)                                 24,158,626             0             0            0            0             0
                                          -----------   -----------   -----------  -----------  -----------    ----------
   Total investments                       24,158,626    70,419,143    12,894,154   10,687,987    6,386,870     2,330,862
                                          -----------   -----------   -----------  -----------  -----------    ----------

Cash                                        2,296,489       871,782             0            0            0             0
                                          -----------   -----------   -----------  -----------  -----------    ----------

      Net assets available
        for benefits                      $26,455,115   $71,290,925   $12,894,154  $10,687,987  $ 6,386,870    $2,330,862
                                          ===========   ===========   ===========  ===========  ===========    ==========






                               The accompanying notes are an integral part of the financial statements.







































                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                   REPRESENTED EMPLOYEE SAVINGS PLAN
                                  STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                                               (Continued)

                                                                    December 31, 1995
                                                                      (Page 2 of 2)
                                            ---------------------------------------------------------------
                                                                   Participant-Directed
                                            ---------------------------------------------------------------
                                             Fidelity
                                            Retirement
                                            Government    Fidelity
                                              Money       U.S. Bond   Fidelity
                                              Market       Index      Overseas       Loan
                                             Portfolio    Portfolio     Fund         Fund         Total
                                           ------------  ----------  ----------   -----------  -----------
Assets
Investments at fair value (Note 2)
  Mutual and pooled funds                  $1,343,051   $  838,383  $2,887,928    $        0   $107,788,378
  Participant notes receivable                      0            0           0     2,878,411      2,878,411
                                           ----------   ----------  ----------    ----------   ------------
                                            1,343,051      838,383   2,887,928     2,878,411    110,666,789
                                           ----------   ----------  ----------    ----------   ------------
Investments, at contract value
  (Note 2)                                          0            0           0             0     24,158,626
                                           ----------   ----------  ----------    ----------   ------------
   Total investments                        1,343,051      838,383   2,887,928     2,878,411    134,825,415
                                           ----------   ----------  ----------    ----------   ------------

Cash                                                0            0           0             0      3,168,271
                                           ----------   ----------  ----------    ----------   ------------
      Net assets available
        for benefits                       $1,343,051   $  838,383  $2,887,928    $2,878,411   $137,993,686
                                           ==========   ==========  ==========    ==========   ============






                           The accompanying notes are an integral part of the financial statements.





































                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                   REPRESENTED EMPLOYEE SAVINGS PLAN
                              STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                                                           For the Year Ended December 31, 1996
                                                                      (Page 1 of 2)
                               --------------------------------------------------------------------------------------------
                                                                   Participant-Directed
                               --------------------------------------------------------------------------------------------
                                                                                                   Fidelity
                                                   WEC            Fidelity         Fidelity       U.S. Equity
                               Blended Rate       Common           Equity           Growth          Index         Fidelity
                                  Income          Stock            Income           Company       Commingled      Balanced
                                   Fund            Fund             Fund             Fund            Pool           Fund
                               ------------    ------------      ------------     ----------     ------------    ----------
Additions
Additions to net assets
attributed to:
  Investment income:
    Interest and dividends      $ 1,602,061     $ 1,321,688      $ 1,105,721     $   680,465      $         0    $  116,879
    Net (depreciation)
     appreciation in fair
     value of investments                 0      (6,682,103)       1,839,271       1,345,626        1,615,020       104,366
                                -----------     -----------      -----------     -----------      -----------    ----------
                                  1,602,061      (5,360,415)       2,944,992       2,026,091        1,615,020       221,245
                                -----------     -----------      -----------     -----------      -----------    ----------
Contributions:
  Participants'                   2,036,668       2,483,134        1,580,881       1,877,190          748,626       417,006
  Employer's                              0       2,971,574                0               0                0             0
                                -----------     -----------      -----------     -----------      -----------    ----------
                                  2,036,668       5,454,708        1,580,881       1,877,190          748,626       417,006
                                -----------     -----------      -----------     -----------      -----------    ----------
     Total additions              3,638,729          94,293        4,525,873       3,903,281        2,363,646       638,251
                                -----------     -----------      -----------     -----------      -----------    ----------

Deductions
Deductions from net assets
attributed to:
  Administrative expense                  0           7,098               74               0                0             0
  Participant withdrawals         1,432,370       2,342,952          489,971         300,465           94,944       109,350
                                -----------     -----------      -----------     -----------      -----------    ----------
     Total deductions             1,432,370       2,350,050          490,045         300,465           94,944       109,350
                                -----------     -----------      -----------     -----------      -----------    ----------

Net increase (decrease) prior
to interfund and plan transfers   2,206,359      (2,255,757)       4,035,828       3,602,816        2,268,702       528,901
  Interfund transfers            (1,957,844)     (3,552,379)       1,287,793       1,724,412          924,712      (175,159)
  Plan transfers (Note 3)           (99,251)       (146,836)         (81,091)        (78,325)         (43,420)      (28,137)
                                -----------     -----------      -----------     -----------      -----------    ----------
   Net increase (decrease)          149,264      (5,954,972)       5,242,530       5,248,903        3,149,994       325,605

Net assets available for
benefits:
  Beginning of year              26,455,115      71,290,925       12,894,154      10,687,987        6,386,870     2,330,862
                                -----------     -----------      -----------     -----------      -----------    ----------
  End of year                   $26,604,379     $65,335,953      $18,136,684     $15,936,890      $ 9,536,864    $2,656,467
                                ===========     ===========      ===========     ===========      ===========    ==========






                                The accompanying notes are an integral part of the financial statements.












                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                   REPRESENTED EMPLOYEE SAVINGS PLAN
                              STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                                                 (Continued)
                                                           For the Year Ended December 31, 1996
                                                                      (Page 2 of 2)
                               --------------------------------------------------------------------------------------------
                                                                   Participant-Directed
                               --------------------------------------------------------------------------------------------
                                 Fidelity
                                Retirement
                                Government       Fidelity                         Fidelity
                                  Money          U.S. Bond        Fidelity       Low-Priced
                                  Market           Index          Overseas         Stock             Loan
                                 Portfolio       Portfolio          Fund            Fund             Fund            Total
                                -----------     -----------      -----------     -----------      ----------     ------------
Additions
Additions to net assets
attributed to:
  Investment income:
    Interest and dividends      $    67,161     $    67,432      $   275,246     $     3,707      $   279,535    $  5,519,895
    Net (depreciation)
     appreciation in fair
     value of investments                 0         (33,020)         194,973           4,997                0      (1,610,870)
                                -----------     -----------      -----------     -----------      -----------    ------------
                                     67,161          34,412          470,219           8,704          279,535       3,909,025
                                -----------     -----------      -----------     -----------      -----------    ------------
Contributions:
  Participants'                     212,459         162,971          590,384           6,587                0      10,115,906
  Employer's                              0               0                0               0                0       2,971,574
                                -----------     -----------      -----------     -----------      -----------    ------------
                                    212,459         162,971          590,384           6,587                0      13,087,480
                                -----------     -----------      -----------     -----------      -----------    ------------
     Total additions                279,620         197,383        1,060,603          15,291          279,535      16,996,505
                                -----------     -----------      -----------     -----------      -----------    ------------

Deductions
Deductions from net assets
attributed to:
  Administrative expense                  0               0                0               0                0           7,172
  Participant withdrawals            80,093          22,337           23,224               0           39,338       4,935,044
                                -----------     -----------      -----------     -----------      -----------    ------------
     Total deductions                80,093          22,337           23,224               0           39,338       4,942,216
                                -----------     -----------      -----------     -----------      -----------    ------------

Net increase (decrease) prior
to interfund and plan transfers     199,527         175,046        1,037,379          15,291          240,197      12,054,289
  Interfund transfers               (59,719)         75,283          660,674         400,781          671,446               0
  Plan transfers (Note 3)            34,019          (8,430)         (26,645)              0          (41,744)       (519,860)
                                -----------     -----------      -----------     -----------      -----------    ------------
   Net increase (decrease)          173,827         241,899        1,671,408         416,072          869,899      11,534,429

Net assets available for
benefits:
  Beginning of year               1,343,051         838,383        2,887,928               0        2,878,411     137,993,686
                                -----------     -----------      -----------     -----------      -----------    ------------
  End of year                   $ 1,516,878     $ 1,080,282      $ 4,559,336     $   416,072      $ 3,748,310    $149,528,115
                                ===========     ===========      ===========     ===========      ===========    ============







                              The accompanying notes are an integral part of the financial statements.












                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                   REPRESENTED EMPLOYEE SAVINGS PLAN
                              STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                                                          For the year ended December 31, 1995
                                                                      (Page 1 of 2)
                               ---------------------------------------------------------------------------------------------
                                                                   Participant-Directed
                               ---------------------------------------------------------------------------------------------
                                                                                                   Fidelity
                                                   WEC            Fidelity         Fidelity       U.S. Equity
                               Blended Rate       Common           Equity           Growth          Index         Fidelity
                                  Income          Stock            Income           Company       Commingled      Balanced
                                   Fund            Fund             Fund             Fund            Pool           Fund
                               ------------    ------------      ------------     ----------     ------------    ----------
Additions
Additions to net assets
attributed to:
  Investment income:
    Interest and dividends      $ 1,655,655     $ 1,322,946      $   707,286     $   474,979      $         0    $   91,397
    Net appreciation in fair
     value of investments                 0      13,014,571        2,082,538       1,856,645        1,543,670       197,620
                                -----------     -----------      -----------     -----------      -----------    ----------
                                  1,655,655      14,337,517        2,789,824       2,331,624        1,543,670       289,017
                                -----------     -----------      -----------     -----------      -----------    ----------
Contributions:
  Participants'                   2,118,726       2,407,177        1,214,341       1,314,310          561,866       410,373
  Employer's                              0       2,812,058                0               0                0             0
                                -----------     -----------      -----------     -----------      -----------    ----------
                                  2,118,726       5,219,235        1,214,341       1,314,310          561,866       410,373
                                -----------     -----------      -----------     -----------      -----------    ----------
     Total additions              3,774,381      19,556,752        4,004,165       3,645,934        2,105,536       699,390
                                -----------     -----------      -----------     -----------      -----------    ----------

Deductions
Deductions from net assets
attributed to:
  Benefits paid to
  participants                    2,503,778       2,227,434          543,042         218,119           91,177       177,694
                                -----------     -----------      -----------     -----------      -----------    ----------
     Total deductions             2,503,778       2,227,434          543,042         218,119           91,177       177,694
                                -----------     -----------      -----------     -----------      -----------    ----------

Net increase prior to
interfund and plan transfers      1,270,603      17,329,318        3,461,123       3,427,815        2,014,359       521,696
  Interfund transfers             1,703,339      (5,480,820)       1,291,669       2,092,658          572,030       (56,778)
  Plan transfers (Note 3)          (243,135)       (142,281)         (54,205)        (38,406)         (13,360)       (2,381)
                                -----------     -----------      -----------     -----------      -----------    ----------
   Net increase (decrease)        2,730,807      11,706,217        4,698,587       5,482,067        2,573,029       462,537

Net assets available for
benefits:
  Beginning of year              23,724,308      59,584,708        8,195,567       5,205,920        3,813,841     1,868,325
                                -----------     -----------      -----------     -----------      -----------    ----------
  End of year                   $26,455,115     $71,290,925      $12,894,154     $10,687,987      $ 6,386,870    $2,330,862
                                ===========     ===========      ===========     ===========      ===========    ==========






                                The accompanying notes are an integral part of the financial statements.







                                                    WISCONSIN ELECTRIC POWER COMPANY
                                                   REPRESENTED EMPLOYEE SAVINGS PLAN
                              STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                                              (Continued)
                                                       For the year ended December 31, 1995
                                                                   (Page 2 of 2)
                               -------------------------------------------------------------------------------
                                                               Participant-Directed
                               -------------------------------------------------------------------------------
                                 Fidelity
                                Retirement
                                Government       Fidelity
                                  Money          U.S. Bond        Fidelity
                                  Market           Index          Overseas          Loan
                                 Portfolio       Portfolio          Fund            Fund             Total
                                -----------     -----------      -----------     -----------     -------------
Additions
Additions to net assets
attributed to:
  Investment income:
    Interest and dividends      $    74,165     $    51,261      $    68,977     $   195,397      $  4,642,063
    Net appreciation in fair
     value of investments                 0          66,864          180,703               0        18,942,611
                                -----------     -----------      -----------     -----------      ------------
                                     74,165         118,125          249,680         195,397        23,584,674
                                -----------     -----------      -----------     -----------      ------------
Contributions:
  Participants'                     210,810         148,207          525,460               0         8,911,270
  Employer's                              0               0                0               0         2,812,058
                                -----------     -----------      -----------     -----------      ------------
                                    210,810         148,207          525,460               0        11,723,328
                                -----------     -----------      -----------     -----------      ------------
     Total additions                284,975         266,332          775,140         195,397        35,308,002
                                -----------     -----------      -----------     -----------      ------------

Deductions
Deductions from net assets
attributed to:
  Benefits paid to
  participants                      130,824          49,889           65,851          78,850         6,086,658
                                -----------     -----------      -----------     -----------      ------------
     Total deductions               130,824          49,889           65,851          78,850         6,086,658
                                -----------     -----------      -----------     -----------      ------------

Net increase prior to
interfund and plan transfers        154,151         216,443          709,289         116,547        29,221,344
  Interfund transfers              (423,584)        (61,143)        (264,851)        627,480                 0
  Plan transfers (Note 3)           (34,260)           (784)         (14,673)        (22,268)         (565,753)
                                -----------     -----------      -----------     -----------      ------------
   Net increase (decrease)         (303,693)        154,516          429,765         721,759        28,655,591

Net assets available for
benefits:
  Beginning of year               1,646,744         683,867        2,458,163       2,156,652       109,338,095
                                -----------     -----------      -----------     -----------      ------------
  End of year                   $ 1,343,051     $   838,383      $ 2,887,928     $ 2,878,411      $137,993,686
                                ===========     ===========      ===========     ===========      ============






                                The accompanying notes are an integral part of the financial statements.





                           WISCONSIN ELECTRIC POWER COMPANY
                           REPRESENTED EMPLOYEE SAVINGS PLAN

                             NOTES TO FINANCIAL STATEMENTS



NOTE 1 - DESCRIPTION OF THE PLAN
--------------------------------

The following description of the Wisconsin Electric Power Company ("WE" or the "Company") Represented Employee Savings Plan ("RESP" or "Plan") provides only general information. Participants should refer to the Plan agreement for a more comprehensive description of the Plan's provisions.

General - The Plan is a defined contribution plan covering all represented employees of WE (those represented by collective bargaining agreements) who are projected to complete at least 1000 hours of service within one year from hire date. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

The Wisconsin Energy Corporation ("WEC") Board of Directors has approved the merger of the RESP and a similar plan for management employees. The assets of the two plans will be merged during 1997.

Contributions - Contributions are subject to certain limitations of the Internal Revenue Code ("IRC"). Prior to 1996, participants were allowed to contribute up to 15% of their pre-tax base wages, as defined in the Plan. Effective January 1, 1996, participants are allowed to contribute up to 20% of their pre-tax base wages, as defined in the Plan. Participants may also contribute to the Plan, on a post-tax basis, and may contribute amounts representing distributions from other qualified defined benefit or contribution plans. The Company matches 50 percent of the first 6 percent of base wages up to a maximum contribution of 3 percent of qualified compensation, as defined in the Plan. All employer contributions are invested in the WEC Common Stock Fund.

Participant Accounts - Each participant's account is credited with the participant's contribution and allocations of (a) the Company's contribution and (b) Plan earnings. Earnings on investments are not taxed while such amounts accumulate in the Plan.

Vesting - Participants are immediately vested in their contributions plus actual earnings thereon. Vesting in the Company's matching contribution portion of their account plus actual earnings thereon occurs after the participant achieves 1000 hours of service.

Investment Options - Participant contributions may be made, in whole percentages, to any of the following ten investment options:

    - Blended Rate Income Fund - This fund invests in a series of guaranteed investment contracts from insurance companies or financial institutions in order to provide a blended rate of return with a low risk to principal.

    -  WEC Common Stock Fund - This fund invests in WEC common stock.

    - Fidelity Equity Income Fund - This fund invests in securities with above-average yields and the potential for future investment growth.

    - Fidelity Growth Company Fund - This fund invests primarily in common stocks and securities convertible into common stocks seeking long-term capital appreciation.

    - Fidelity U.S. Equity Index Commingled Pool - This fund attempts to provide results corresponding to the total return performance of a broad number of common stocks publicly traded in the United States, by approximating the composition and total return of the Standard & Poor's 500-stock index.

    - Fidelity Balanced Fund - This fund invests primarily in investment-grade or higher bonds, and other high-yielding securities, including foreign and domestic stocks. The fund seeks as much income as possible while preserving capital.

    - Fidelity Retirement Government Money Market Portfolio - This fund invests in obligations issued or guaranteed as to principal and interest by the U.S. government, its agencies and instrumentalities. The fund seeks a high level of current income while preserving the principal of its investors.

    - Fidelity U.S. Bond Index Portfolio - This fund attempts to balance its investments in U.S. government, corporate, mortgage and income securities in the same proportion as their representation in the Lehman Brothers Aggregate Bond Index, a U.S. investment-grade, fixed-income index comprising approximately 6,500 securities.

    - Fidelity Overseas Fund - This fund invests primarily in foreign securities. The fund seeks long-term capital appreciation.

    - Fidelity Low-Priced Stock Fund - This fund invests mainly in low-priced common and preferred stock ($25 or less at time of purchase). This fund seeks long-term capital appreciation.

The value of participant investments in the Blended Rate Income Fund grows through interest earnings at negotiated interest rates, while investment growth
(loss) in mutual funds results from dividends plus a net increase (decrease) in the market value of securities in the fund.

Participants may change their investment options daily.

Participant Withdrawals and Terminations - The full value of a participant's RESP account is distributed through a lump-sum cash payment to the employee or designated beneficiary upon retirement, termination of employment or death, for account balances less than $3,500. Distributions of participant account balances greater than $3,500 are based on participant elections in accordance with the Plan provisions.

As the Plan is primarily designed to meet long-term financial needs, employees may permanently withdraw amounts from their accounts only under the terms of the Plan's financial hardship withdrawal guidelines.

Amounts paid from RESP accounts are subject to federal income tax upon distribution.

Participant Notes Receivable - Participants may borrow from their fund accounts up to a maximum of 50% of their account balance or $50,000, reduced by the highest outstanding loan balance over the past 12 months. Loans are repayable monthly over periods not to exceed 5 years. The interest rate charged on participant loans is fixed at the beginning of each loan at prime rate at Firstar Bank plus 1%.

Plan Termination - Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.

Tax Status - The Internal Revenue Service has determined and informed the Company by a letter dated September 21, 1995, that the Plan and related trust are designed in accordance with applicable sections of the IRC. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

Administration - A trustee is utilized in connection with the operation of the Plan. The Chief Financial Officer and Treasurer of WEC serves as the Plan Administrator.


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES
----------------------------------------

Basis of Accounting - The Plan's financial statements are prepared on the accrual basis of accounting.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Investment Valuation - The assets of the Plan are stated at fair value. The assets within the Blended Rate Income Fund are guaranteed investment contracts which are stated at contract value, which approximates fair value. Contract value represents contributions made under the contract, plus interest at the contract rate, less participant withdrawals. The other investments are stated at fair value based on the quoted asset values on the last day of the Plan year.

Income Recognition - Assets are recorded at market value and the Statement of Changes in Net Assets Available for Benefits with fund information include recognition of net unrealized appreciation or depreciation for the year on assets held at year-end. Net unrealized appreciation or depreciation of investments fluctuates based upon the market price of investments held.

Realized gains and losses are calculated in accordance with the Department of Labor regulations. Under these regulations, realized gains and losses are calculated as sale proceeds less the carrying value of the investment at the beginning of the year or acquisition cost if acquired during the year. The carrying value of the investment is calculated at each year-end, whereby the original cost of the investment is adjusted to market value.

Interest and dividends are recorded as earned.

Payment of Benefits - Benefits are recorded when paid.

Expenses of the Plan - All significant administrative expenses are paid by the Company, except for loan origination fees which are paid by the borrowing participant and charged against the fund from which the borrowings are made.

Reclassifications - Certain reclassifications have been made to the December 31, 1995 financial statements to conform to the current year presentation.


NOTE 3 - PLAN TRANSFERS
-----------------------

During the year ended December 31, 1996, $558,151 was transferred to the Wisconsin Electric Power Company Management Employee Savings Plan ("MESP") and $38,287 was transferred from other qualified defined benefit or contribution plans. Plan transfers for the year ended December 31, 1995 were comprised entirely of transfers to the MESP.


NOTE 4 - AMOUNTS ALLOCATED TO WITHDRAWN PARTICIPANTS
----------------------------------------------------

Approximately $25,786,397 and $22,866,620 of plan assets have been allocated to the accounts of persons who are no longer active participants of the Plan as of December 31, 1996 and 1995, respectively. The following is a summary of the amounts allocated to withdrawn participants:

                                                           December 31,
                                                          -------------
                                                        1996         1995
                                                        ----         ----

      Blended Rate Income Fund                      $ 6,872,326   $ 5,880,191
      WEC Common Stock Fund                          11,773,958    12,302,807
      Fidelity Equity Income Fund                     3,065,689     2,048,221
      Fidelity Growth Company Fund                    1,451,352     1,024,706
      Fidelity US Equity Index Commingled Pool        1,470,560       812,233
      Fidelity Balanced Fund                            391,319       261,283
      Fidelity Retirement Government Money
        Market Portfolio                                244,115       270,036
      Fidelity US Bond Index Portfolio                   78,669        62,105
      Fidelity Overseas Fund                            411,632       205,038
      Fidelity Low-Priced Stock Fund                     26,777          -
                                                    -----------   -----------
                                                    $25,786,397   $22,866,620
                                                    ===========   ===========





                                WISCONSIN ELECTRIC POWER COMPANY
                                --------------------------------
                                REPRESENTED EMPLOYEE SAVINGS PLAN
                                ---------------------------------
                  I. ITEM 27a - Schedule of Assets Held for Investment Purposes
                  -------------------------------------------------------------
                                     As of December 31, 1996
                                     -----------------------


                                                           Description of investment including
                Identity of issue, borrower,                 maturity date, rate of interest,
                  lessor, or similar party                  collateral, par or maturity value          Cost         Current Value
        ----------------------------------------------    -------------------------------------    -------------    -------------
          Blended Rate Income Fund                        Various investment contracts               $25,564,914     $25,564,914

          WEC Common Stock Fund                           Mutual/pooled fund                          40,335,495      65,335,953

          Fidelity Equity Income Fund                     Mutual/pooled fund                          14,454,391      18,136,684

          Fidelity Growth Company Fund                    Mutual/pooled fund                          13,426,747      15,936,890

          Fidelity U.S. Equity Index Commingled Pool      Mutual/pooled fund                           6,198,499       9,536,864

          Fidelity Balanced Fund                          Mutual/pooled fund                           2,478,394       2,656,467

          Fidelity Retirement Government Money Market
            Portfolio                                     Mutual/pooled fund                           1,516,878       1,516,878

          Fidelity U.S. Bond Index Portfolio              Mutual/pooled fund                           1,084,343       1,080,282

          Fidelity Overseas Fund                          Mutual/pooled fund                           4,237,135       4,559,336

          Fidelity Low-Priced Stock Fund                  Mutual/pooled fund                             411,075         416,072

          Loan Fund                                       Participant notes receivable                 3,748,310       3,748,310


                                WISCONSIN ELECTRIC POWER COMPANY
                                ---------------------------------
                                REPRESENTED EMPLOYEE SAVINGS PLAN
                                ---------------------------------
                       II. Item 27d - Schedule of Reportable Transactions
                       --------------------------------------------------
                              For the Year Ended December 31, 1996
                              ------------------------------------

                                                                                  (f)                      (h)
                                                                                Expense                Current value
       (a)                  (b)                  (c)         (d)       (e)     incurred       (g)       of asset on       (i)
Identity of party        Description           Purchase    Selling    Lease      with       Cost of     transaction    Net gain
    involved              of Asset              Price       Price     rental  transaction    Asset          date       or (loss)
-----------------  ------------------------   ----------  ----------  ------  -----------  ----------  -------------   ---------
Fidelity           Blended Rate Income Fund
     203 purchases                            $ 8,871,035                                 $ 8,871,035    $ 8,871,035
     215 sales                                            $8,721,770   N/A       None       8,721,770      8,721,770           $0

Wisconsin Energy   WEC Common Stock Fund
 Corporation
     242 purchases                             10,365,510                                  10,365,510      10,365,510
     225 sales                                            10,958,913   N/A       None       7,782,191      10,958,913    3,176,722

Fidelity           Growth Company Fund
     230 purchases                              7,075,587                                   7,075,587      7,075,587
     156 sales                                             3,172,310   N/A       None       2,890,271      3,172,310       282,039


























































                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-62159) of Wisconsin Energy Corporation of our report dated June 23, 1997 appearing in this Exhibit 99.2 filed with Amendment No. 1 (on Form 10-K/A) to the Wisconsin Energy Corporation December 31, 1996 Form 10-K.






/s/ Price Waterhouse LLP
---------------------------
PRICE WATERHOUSE LLP

Milwaukee, Wisconsin
June 27, 1997